Exhibit 10.7

AMENDED AND RESTATED

SIRIUS GROUP LONG TERM INCENTIVE PLAN

1.                                      PURPOSE

The purpose of the Sirius Group Long Term Incentive Plan (the “Plan”) is to advance the interests of Sirius International Insurance Group, Ltd. (the “Company”) by providing long-term incentives to certain executives and key employees of the Company and its affiliates.

2.                                      ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Plan will govern the administration of all outstanding Awards, as defined below, as of the date of Plan adoption and all future Awards through the date of Plan termination.

The Committee shall have exclusive authority to select the employees to be granted awards under the Plan (“Awards”) and to determine the size and terms of the Awards. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.

All decisions pertaining to the Plan reached by the Committee, as described herein, shall in all cases be final and binding.

3.                                      PARTICIPATING AFFILIATES

If affiliates of the Company wish to participate in the Plan and their participation shall have been approved by the Committee, the Board of Directors of the affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the affiliate in the Plan.

Affiliates may cease to participate in the Plan at any time by action of the Committee or by action of the Board of Directors of such affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of such affiliate’s Board of Directors taking such action. Termination of participation in the Plan shall not relieve such affiliate of any obligations theretofore incurred by it under the Plan.

4.                                      AWARDS

a.                                      Eligible Participants. Any employee of the Company or its affiliates is eligible to receive an Award. The Committee shall select which employees shall be granted Awards hereunder (“Participants”). No employee shall have a right to receive an Award hereunder and the grant of an Award to a Participant shall not obligate the Committee to continue to grant Awards to such Participant in subsequent periods.

b.                                      Type of Award. Awards may be in performance units (“Performance Units”) and performance shares (“Performance Shares”).

5.                                      PERFORMANCE OBJECTIVES

For each award granted pursuant to the Plan, the Committee shall determine relevant performance objectives (“Performance Objectives”). Performance Objectives may relate to one or more subsidiaries or one or more divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. In addition, the Performance Objectives may be calculated without regard to extraordinary items. Performance Objectives for any award period (“Award Period”) may include any or all of the following criteria:

a.                                      Average Annual Underwriting Return on Capital (“UROC”): UROC is a measure that is driven principally by bottom-line underwriting profit. UROC is calculated by taking the underwriting profit determined under United States Generally Accepted Accounting Principles (“GAAP”), adding to that standard investment income and transaction gains, then applying financial leverage and standard taxes. The resulting standard net income is divided by the total capital deployed in the business. This capital is driven largely by the amount required by the primary rating agencies (S&P and AM Best) to maintain Sirius’ financial strength ratings. Underwriting profit is adjusted in years of low (< 50% of average annual aggregate losses from catastrophe events, “Cat Load”) or high (> 150% of Cat Load) catastrophe losses incurred via a catastrophe banking mechanism. The maximum balance in the catastrophe bank is US $75 million net of tax.

b.                                      Average Annual Return on Equity (“ROE”). Annual ROE is measured as (i) the sum of growth in GAAP book value per share of the Company’s Common Stock (“BVPS”) plus dividends paid per share of the Company’s Common Stock (“Common Shares”) with interest thereon through the end of the year, divided by (ii) beginning BVPS.

c.                                       Growth in gross written premiums, measured in local currencies.

d.                                      Other specified objectives as the Committee shall determine from time to time.

6.                                      PERFORMANCE UNITS

The grant of a Performance Unit Award to a Participant will entitle the Participant to receive, without payment to the Company, all or part of a specified amount determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Each Performance Unit Award shall be subject to the following terms and conditions:

a.                                      The Committee shall determine the target number of Performance Units to be granted to a Participant after receiving recommendations from the Company’s Chief Executive Officer and the Company or affiliate’s management team. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

b.                                      The Award Period in respect of any grant of a Performance Unit Award shall be a three year cycle or as the Committee shall otherwise determine.

c.                                       Participants are awarded Performance Units at a value of $1,000 per Performance Unit or the foreign currency equivalent at the beginning of each Award Period (the “Initial Value”). For each Award Period, the value of each Performance Unit shall be compounded forward from its Initial Value through the end of the Award Period based on the weighted average UROC or ROE produced by the Company during the Award Period (the “Payment Value”).

For each Award Period commencing prior to 2016, the percentage of Performance Units paid (the “Payment Percentage”) at the end of the Award Period may vary between 0% and 200% of the initially awarded Performance Units based upon the average annual UROC achieved by the Company and/or one or more affiliates of the Company during the Award Period as compared to minimum, target and maximum UROC goals established as of the date such Performance Units were awarded. The Payment Percentage shall be (i) 0% if actual UROC is less than or equal to the minimum goal, (ii) 100% if actual UROC is equal to target, (iii) 200% if actual UROC is equal to or greater than the maximum goal, and (iv) determined by linear interpolation for actual UROC results between minimum and target or for actual UROC results between target and maximum. The compounding from Initial Value to Payment Value for Award Periods commencing prior to 2016 shall be based on annual UROC.

For each Award Period beginning in 2016 and thereafter, the Performance Objectives and Payment Percentage (target, minimum and maximum) shall be as determined by the Committee.

d.                                      For each Award Period, the amount payable to a Participant who is qualified to receive such payment at the end of the Award Period shall be equal to the product of (i) the number of Performance Units awarded to the Participant for the Award Period, (ii) the Payment Value and (iii) the Payment Percentage.

e.                                       Except as otherwise determined by the Committee, Performance Units shall be cancelled if the Participant’s continuous employment with the Company or its affiliates shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Section 9.

Notwithstanding the foregoing, if prior to the end of an Award Period a Participant while in such employment shall (i) retire at age 65 or older with not less than five (5) years of service, (ii) die or (iii) become disabled as described in Section 8, then such Participant’s Performance Units that are then outstanding for such Award Period shall be immediately canceled and the Participant, or the Participant’s legal representative, as the case may be, shall, following the end of the year in which the death, disability or retirement occurred, receive a cash payment in respect of such canceled Performance Units equal to the product of (a) the number of Performance Units awarded to the Participant for the Award Period, (b) the Payment Value calculated through the end of the year that the death, disability or retirement occurred, (c) the Payment Percentage calculated through the end of the year that the death, disability or retirement occurred and (d) a fraction equal to (x) the number of months from the beginning of the Award Period through the end of the year in which the death, disability or retirement occurred divided by (y) the total number of months in the Award Period.

The Committee, in its sole discretion, may alter the terms of the retirement qualifications and calculations without the consent of any Participant.

f.                                                If within 24 months after a Change in Control as defined in Section 10:

i.                  there is a Termination Without Cause, as defined in Section 11, of the employment of a Participant;

ii.               there is a Constructive Termination, as defined in Section 12, of the employment of a Participant; or

iii.            there is an Adverse Change in the LTIP, as defined in Section 13, in respect of a Participant;

(any such occurrence following a Change in Control under the above clauses (i), (ii) and (iii) is a “Trigger Event”), then such Participant’s Performance Units that are then outstanding shall be immediately canceled and the Participant, or the Participant’s legal representative, as the case may be, shall receive a cash payment in respect of such canceled Performance Units equal to the product of (a) the number of Performance Units awarded to the Participant for the Award Period, (b) the Payment Value calculated through the end of the quarter preceding the Trigger Event, (c) the Payment Percentage calculated through the end of the quarter preceding the Trigger Event and (d) a fraction equal to (x) the number of whole months from the beginning of the Award Period through the Trigger Event divided by (y) the total number of months in the Award Period. For purposes of this Section 6 (f), the calculation of Payment Value as of the date of the Trigger Event shall include the sum, without duplication, of (m) for a sale of a subsidiary(ies) or net assets of the Company any gain or loss related to the Change in Control recognized or to be recognized in the Company’s GAAP financial statements, and (n) for any change in ownership of Common Shares or recapitalization of the Company resulting in a Change in Control, the number of fully diluted Common Shares as of the Change in Control date multiplied by the difference, either positive or negative, of the fair value of net assets received per Common Share less the most recently published BVPS prior to the Change in Control date. For purposes of this Section 6 (f), the Payment Percentage calculated as of the end of the quarter preceding the Trigger Event shall be the greater of 100% or the Payment Percentage calculated using actual financial results achieved through the end of the quarter preceding the Trigger Event and including any gain or loss related to the Change in Control as it relates to the Company, recognized or to be recognized in the consolidated financial statements prepared in accordance with GAAP.

g.                                               Except as otherwise provided in Section 6 (f), as soon as practicable after the end of each Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall determine, based on the extent to which the applicable Performance Objectives have been achieved, (i) the Payment Value applicable to an Award of Performance Units and (ii) the Payout Percentage of the Performance Unit Award, and shall certify all of the foregoing to the Committee. The Committee shall cause an amount equal to the value of the Performance Units earned by the Participant to be paid to him or his beneficiary.

h.                                              Unless payment is deferred in accordance with an election made by the Participant in accordance with procedures adopted by the Company or its affiliates, payment of any amount in respect of the Performance Units shall be made by the Company as soon as administratively feasible and in any event no later than 2 1/2 months after the end of the Company or affiliate’s fiscal year in which the Award Period ends for such Performance Units. Payment for Performance Units shall be made in cash.

7.                                      PERFORMANCE SHARES

The grant of a Performance Share Award to a Participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Each Performance Share shall be subject to the following terms and conditions:

a.                                              The Committee shall determine the target number of Performance Shares to be granted to each Participant. Performance Shares may be granted in different classes, or series having different terms and conditions. The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage applicable to the Performance Share Award and (iii) the “Payment Value per Share” on the date the Award is paid or becomes payable to the Participant. The Payment Value per Share shall mean either (1) the market price per Common Share on the primary exchange where the stock is publically traded plus dividends paid per Common Share during the award period, or (2) if Common Shares are not publically traded, BVPS as of the most recent quarter end for which the Company has closed its books plus dividends paid per Common Share during the award period.

b.                                              At the time each Performance Share Award is granted, the Committee shall establish target, minimum and maximum Performance Objectives with respect to each class or series of Performance Shares to be attained within the Award Period as the means of determining the “Performance Percentage” applicable to such Award. The target, minimum and maximum Performance Percentage applicable to a Performance Share Award shall be a percentage determined by the Compensation Committee based upon the extent to which the Performance Objectives established for such Award are achieved during the Award Period, with Performance Objective results between target, minimum and maximum mathematically interpolated to determine the Performance Percentage. The method for determining the applicable Performance Percentage shall also be established by the Compensation Committee.

c.                                               The Award Period in respect of any grant of a Performance Share Award shall be three years or any other period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of “Performance Periods”. Each Performance Period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award agreement or elsewhere the Performance Periods contained in an Award Period, each 12 month period beginning with the first day of such Award Period shall be deemed to be a Performance Period.

d.                                              Except as otherwise determined by the Committee, Performance Shares shall be canceled if the Participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except by reason of a period of Related Employment as defined in Section 9.

Notwithstanding the foregoing, if a Participant shall:

i.                  while in such employment die or become disabled, as described in Section 8, prior to the end of an Award Period, the Performance Shares for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Shares equal to the product of (1) the target number of Performance Shares for such Award, (2) the Payment Value per Share at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of Performance Periods within the Award Period during which the Participant was continuously employed (including, for this purpose, the Performance Period in which the death or disability occurs), and the denominator of which is equal to the total number of Performance Periods within such Award Period; provided, however, that no such continuation shall be deemed to have occurred in the event of an Adverse Change in the Plan or following a Change in Control, as defined herein; or

ii.               retire prior to the end of the Award Period the Performance Shares shall be immediately canceled and any payments made to the participant in respect of such canceled Performance Shares shall be in the sole discretion of the Committee.

e.                                       If within 24 months after a Change in Control as defined in Section 10 there is a Trigger Event, then with respect to Performance Share Awards that were outstanding on the date of the Change in Control, each such “Applicable Award”, to the extent still outstanding at the time of the Trigger Event, shall be canceled and, in respect of each Applicable Award (including those not still outstanding), such Participant shall be entitled to receive a cash payment equal to the sum of the amounts calculated under (A) and (B) below, less any amounts, if any, previously paid in respect of such Applicable Award (i.e., payments in respect of Awards outstanding as of the Change in Control and subsequently paid out by the Company prior to the applicable Trigger Event ):

A.                                    A Participant shall be entitled to receive the following with respect to each Applicable Award: the product of (i) the Applicable Performance Shares (as determined below), (ii)                  the maximum Performance Percentage for each Applicable award and (iii) the Applicable Share Value (as determined below). For this purpose, (i) “Applicable Performance Shares” is equal to the number of target Performance Shares for each Applicable Award multiplied by a fraction, the numerator of which is the number of full months elapsed since the first day of the applicable Award Period to the end of the first month in which the applicable Trigger Event occurs and the denominator of which is the total number of months in the Award Period (but which fraction shall not in any event be greater than 1), and (ii) the “Applicable Share Value” is equal to the greatest of the Payment Value per Share (a) immediately prior to the Change in Control, (b) five business days after the Change in Control, or (c) on the date of the applicable Trigger Event.

B.                                    For Awards outstanding on the date of the Trigger Event, the Company shall, in addition to the amounts payable under (A) above, pay to the Participant an amount equal to the product of (i) (x) the total number of target Performance Shares in the Award less (y) the Applicable Performance Shares in the Award (as determined above), (ii) the Applicable Share

Value (as determined above) and (iii) the applicable Performance Percentage determined as follows:

1.              Prior to the consummation of any Change in Control, the Committee shall determine a Performance Percentage for each then outstanding Award Period based on the extent to which the applicable Performance Objectives were being achieved for each such Award Period to the date of the Change in Control, and

2.              If the Performance Percentage for an Award Period was determined by the Committee (pursuant to subsection (1) above) to be greater than 100%, then the Performance Percentage applicable to the remaining Performance Shares of such Award Period shall be such determined Performance Percentage, and

3.              If the Performance Percentage for an Award Period was determined by the Committee (pursuant to subsection (1) above) to be less than or equal to 100%, then the Performance Percentage applicable to the remaining Performance Shares of such Award Period shall be the greater of (x) such other Performance Percentage which may be specified by the Committee (or any subcommittee of the Board which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event or (y) 100%.

f.                                        As soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award, (iii) certify the foregoing to the Committee, and (iv) cause an amount equal to the Actual Value of the Performance Shares earned by the Participant to be paid to him or his beneficiary.

g.                                       Unless payment is deferred in accordance with an election made by the Participant in accordance with procedures adopted by the Company, payment of any amount in respect of the Performance Shares shall be made by the Company no later than 2 1/2 months after the end of the Company’s or affiliate’s fiscal year in which such Performance Shares are earned, and shall be made in cash.

h.                                      At any time Common Shares are not publicly traded and following a Change in Control, Performance Shares shall be paid in cash. At any time Common Shares are publicly traded (except following a Change in Control), at the Company’s option Performance Shares may be paid in (i) cash or (ii) Common Shares with fractional shares paid in cash.

8.                                      DISABILITY

For the purposes of this Plan, a Participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the Participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or affiliate in which the Participant participates.

9.                                      RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a Participant by an employer which is neither the Company nor a affiliate provided: (i) such employment is undertaken by the Participant and continued at the request of the Company or a affiliate; (ii) immediately prior to undertaking such employment, the Participant was an officer or employee of the Company or affiliate, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 9. The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

10.                               CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control” within the meaning of this Section 10 shall occur if:

a.                                      Any person or group, other than Chinese Minsheng International Holding Pte. Ltd. (“CMIH”) or any of its wholly owned subsidiaries, becomes the beneficial owner of 20% or more of the outstanding common stock or voting interest of the entity for which the Participant’s services are principally performed (or any intermediate operating or holding company in the ownership chain between the CMIH and the entity for which the Participant’s services are principally performed) and such percentage exceeds the beneficial ownership percentage of CMIH; or

b.                                      the business for which the Participant’s services are principally performed is disposed of by the Company or CMIH pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the business for which the participant’s services are principally performed.

11.                               TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the Participant’s employment with the Company or a Company affiliate other than (i) for death or disability as described in Section 8 or (ii) for Cause. “Cause” shall mean (a) an act or omission by the Participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the Participant in connection with his employment by the Company or by an affiliate which causes, or is likely to cause, material loss or damage to the Company. Notwithstanding anything herein to the contrary, if the Participant’s employment with the Company or one of its affiliates shall terminate due to a Change in Control as described in Section 10 where the purchaser, as described in such subsections, formally assumes the Company’s obligations under this Plan or places the Participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a “Termination Without Cause.”

12.                               CONSTRUCTIVE TERMINATION

“Constructive Termination” shall mean a termination of employment with the Company or an affiliate at the initiative of the Participant that the Participant declares by prior written notice delivered to the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the Participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 12 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this Section 12 on the basis of which the declaration of Constructive Termination is given.

13.                               ADVERSE CHANGE IN THE PLAN

An “Adverse Change in the Plan” shall mean

a.                                      Termination of the Plan pursuant to Section 18; or

b.                                      Amendment of the Plan pursuant to Section 17 that materially diminishes the value of Awards that may be granted under the Plan, either to individual Participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual Participants in the Plan or in the aggregate, as the case may be; or

c.                                       In respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

14.                               DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding or fully diluted Common Shares by reason of any stock split, stock dividend, extraordinary cash or property dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Common Shares or other similar event, or in the event of a dividend (cash, stock, extraordinary or otherwise) or other similar event, (including any transaction constituting a Change in Control), the Committee shall (i) make equitable adjustments in the terms and conditions of any Award, includingan adjustment in the number or kind of Performance Shares that have been awarded to any participant, or in any measure of performance including ROE if the Committee shall determine, in its sole discretion, that such change is appropriate.

15.                               DESIGNATION OF BENEFICIARY BY PARTICIPANT

A Participant may name a beneficiary to receive any payment to which he may be entitled in respect of Awards under the Plan in the event of his death, on a form to be provided by the Committee. A Participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

16.                               MISCELLANEOUS PROVISIONS

a.                                      No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company and affiliates.

b.                                      A Participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability or such participant.

c.                                       The Company and its affiliates shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company upon payment of an Award that the Participant (or any beneficiary or person entitled to payment under this Plan) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Units.

d.                                      The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

e.                                       By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

f.                                        The expenses of the Plan shall be borne by the Company.

17.                               AMENDMENT

The Plan may be amended at any time and from time to time by the Committee. Except as otherwise provided herein, no amendment of the Plan shall adversely affect any right of any Participant with respect to any Award previously granted without such Participant’s written consent.

18.                               TERMINATION

This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan. No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.